UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 28, 2011 (January 27, 2011)

Date of Report

(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On January 27, 2011, First Federal Bancshares of Arkansas, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with its wholly-owned subsidiary, First Federal Bank (the “Bank”), and Bear State Financial Holdings, LLC (“Bear State”) which sets forth the terms and conditions of the Company’s recapitalization plan.  The recapitalization plan consists of (i) the purchase by Bear State of up to $55 million of shares of the Company’s common stock, (ii) the purchase by Bear State from the United States Department of Treasury (“Treasury”) of the Company’s 16,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Shares”), and related warrant dated March 6, 2009 to purchase 321,847 shares of the Company’s common stock at an exercise price of $7.69 per share (the “TARP Warrant”), both of which previously were issued to the Treasury in connection with the Troubled Asset Relief Program — Capital Purchase Program, and (iii) a shareholder rights offering intended to follow shortly after Bear State’s initial investment.  Set forth below is a summary of the recapitalization plan and terms of the Investment Agreement.

Recapitalization

As a condition to Bear State’s investment in the Company, (i) the Company’s shareholders must approve, and the Company must consummate, a 1-for-5 reverse split of the Company’s common stock (the “Reverse Split”), and (ii) Treasury must sell to Bear State the Series A Preferred Shares (including accrued and unpaid dividends) and TARP Warrant for $6 million.  If these two conditions, along with the other conditions set forth in the Investment Agreement (some of which are summarized below) are met, the Company will sell to Bear State 15,425,262 post-Reverse Split shares (the “Private Placement Shares”) of the Company’s common stock at $3.00 per share (or $0.60 per share pre-Reverse Split) for aggregate consideration of approximately $46.3 million.  The consideration for Bear State’s initial purchase will consist of (a) approximately $40.3 million in cash, and (b) Bear State will surrender to the Company the Series A Preferred Shares and TARP Warrant and receive a $6 million credit against the purchase price of the Private Placement Shares.  In addition, Bear State will receive a warrant (the “Investor Warrant”) to purchase 2 million post-Reverse Split shares of the Company’s common stock at an exercise price of $3.00 per share (or $0.60 per share pre-Reverse Split).

As promptly as practicable following Bear State’s purchase of the Private Placement Shares and Investor Warrant, and subject to compliance with all applicable law, the Company will distribute to each holder of record of the Company’s common stock as of a date to be determined by the Company’s Board of Directors (a “Legacy Shareholder”) non-transferable rights (the “Rights”) to purchase from the Company post-Reverse Split shares of the Company’s common stock at a purchase price of $3.00 per share (or $0.60 per share pre-Reverse Split).  Each Right entitles a Legacy Shareholder to a basic subscription right (“Basic Subscription Right”) and an oversubscription privilege (“Oversubscription Privilege”). The Basic Subscription Right entitles a Legacy Shareholder to purchase three (3) post-Reverse Split shares of the Company’s common stock for each one (1) post-Reverse Split share of the Company’s common stock held of record by such Legacy Shareholder.  The Oversubscription Privilege will permit Legacy Shareholders to subscribe for post-Reverse Split shares of the Company’s common stock that are not purchased by other Legacy Shareholders under their Basic Subscription Right, provided that no Legacy Shareholder may exceed, together with any other person with whom such Legacy Shareholder may be aggregated under applicable law, 4.9% beneficial ownership of the Company’s equity securities.  Bear State has agreed, subject to certain conditions, to purchase any unsubscribed post-Reverse Split shares offered in the rights offering at $3.00 per share, subject to an overall limitation on Bear State’s ownership of 94.90% of the Company’s outstanding shares of common stock.

After giving effect to the Bear State investment (including the purchase and surrender of the Series A Preferred Shares and TARP Warrant), Bear State will own at least 81.80% of the Company’s common stock (after taking into account the exercise of the Investor Warrant and assuming all Legacy Shareholders fully subscribe to the rights offering), and could own as much as 94.90% of the Company’s common stock (after taking into account the overall limitation on Bear State’s ownership and the exercise of the Investor Warrant and assuming no Legacy Shareholders subscribe to the rights offering).  As a result, current shareholders would own between approximately 5.10% and 18.20% of the Company’s common stock following the Bear State investment and the rights offering.

Summary of Investment Agreement

Conditions to Closing.  The Investment Agreement contains certain conditions to Bear State’s obligation to purchase the Private Placement Shares and Investor Warrant, including approval by the Company’s shareholders of (i) the issuance of the Company’s common stock and the Investor Warrant (including the Company’s common stock to be issued upon exercise of the Investor Warrant) to Bear State pursuant to the terms and conditions of the Investment Agreement as required pursuant to NASDAQ Marketplace Rules 5635(b), 5635(c) and 5635(d) and (ii) the Reverse Split (collectively, the “Investment-Based Shareholder Proposals”) and approval by the Office of Thrift Supervision (“OTS”) of the recapitalization.  In addition, Bear State’s obligation to purchase the Private Placement Shares and Investor Warrant is subject to completion of the purchase of the Company’s Series A Preferred Shares and TARP Warrant by Bear State from Treasury, the shares of (post-Reverse Split) common stock issuable pursuant to the Investment Agreement being designated for listing and quotation on the NASDAQ Stock Market, and certain other conditions as more fully described in the Investment Agreement.

Boards of Directors.  The Investment Agreement provides that prior to the closing of Bear State’s purchase of the Private Placement Shares and Investor Warrant, the Company and the Bank must take all requisite corporate action to increase the size of the Company’s and the Bank’s respective Boards of Directors so that each consists of seven (7) seats, and that four representatives of Bear State will be appointed to the Board of Directors of the Company and the Bank effective immediately following the closing of Bear State’s purchase of the Private Placement Shares and Investor Warrant.

Competing Transactions.  The Investment Agreement contains covenants of the Company and the Bank to conduct their respective businesses in the ordinary course until Bear State’s investment is completed, and covenants of the Company and the Bank not to take certain actions during such period.  Each of the Company and the Bank has agreed not to solicit any inquiries, proposals or offers with respect to any merger, consolidation or other business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange, organization, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions that reasonably could result in (i) any acquisition of fifteen percent (15%) or more of the total voting power of any class of equity securities of the Company or the Bank, or (ii) any acquisition of fifteen percent (15%) or more of the consolidated revenues, net income or total assets of the Company and the Bank (a “Competing Transaction”).  Further, the Company may not enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any third party any information or afford access to the properties, books or records of the Company or the Bank, or otherwise cooperate in any way with a third party relating to or in connection with a Competing Transaction.

Superior Competing Transactions.  If the Company receives a bona fide, written proposal or offer for a Competing Transaction by a third party at any time prior to obtaining shareholder approval of the recapitalization, which the Company’s board of directors determines in good faith may reasonably be likely to result in a transaction that, if consummated, would result in such third party owning, directly or indirectly, more than sixty-five percent (65%) of the shares of the Company’s common stock then outstanding, or all or substantially all the assets of the Company or the Bank, on terms more favorable to the shareholders of the Company from a financial point of view than the terms set forth in the Investment Agreement (a “Superior Competing Transaction”), then, subject to certain conditions, the Company may, in response to an unsolicited request therefor, furnish certain information and participate in discussions and negotiations with the third party proposing such Superior Competing Transaction.

Termination Rights.  The Investment Agreement contains certain termination rights for the Company, the Bank and Bear State, as the case may be, which may be triggered:

•                  by mutual written agreement of the Company, the Bank and Bear State;

•                  by Bear State, the Company or the Bank in the event that the closing of the Bear State investment does not occur on or before June 30, 2011;

•                  by Bear State or the Company upon certain breaches of any representation, warranty, covenant or agreement made by the other party;

•                  by Bear State or the Company in the event that (i) any governmental entity issues any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by the Investment Agreement, and such order, decree, injunction or other action shall have become final and non-

appealable; or (ii) the requisite governmental approvals are denied by final nonappealable action of such governmental entity or an application or notice therefor shall have been permanently withdrawn at the request of a governmental entity;

•                  by Bear State or the Company if the Company’s shareholders do not approve the Investment-Based Shareholder Proposals;

•      by Bear State if the Company does not deliver proxy materials or hold the shareholders meeting contemplated by the Investment Agreement within the time frame set forth in the Investment Agreement;

•      by Bear State if (i) the Company’s Board of Directors does not provide in the proxy materials, or withdraws or modifies in certain circumstances, a recommendation that the Company’s shareholders vote in favor of the shareholder proposals contemplated by the Investment Agreement, or (ii) the Company’s Board of Directors approves a Competing Transaction or any agreement that could lead to a Competing Transaction, or the Company or any representative of the Company solicits or otherwise engages in discussions or negotiations regarding a Competing Transaction; and

•                  by Bear State or the Company if the Company delivers to Bear State a notice of Superior Competing Transaction and the Company determines that a Competing Transaction is a Superior Competing Transaction (as described above).

The Investment Agreement further provides that, in certain circumstances, upon termination of the Investment Agreement the Company may be required to pay to Bear State a termination fee of $1 million plus up to $500,000 of out-of-pocket fees and expenses actually incurred by Bear State in connection with the Investment Agreement.  If the Investment Agreement is terminated because the Company’s shareholders do not approve either or both of the Investment-Based Shareholder Proposals, the Company must pay Bear State $500,000.

Voting Agreements.  In conjunction with the execution of the Investment Agreement, each member of the Company’s Board of Directors and certain of the Company’s executive officers who are not otherwise members of the Board of Directors is required to enter into a voting agreement with Bear State pursuant to which each such member of the Board of Directors and each such executive officer will agree to vote his or her shares of common stock in favor of the Investment-Based Shareholder Proposals.

Preemptive Rights.  The Investment Agreement provides that, subject to certain exceptions, so long as Bear State owns 33% or more of the Company’s shares of common stock then outstanding, at any time that the Company proposes to offer or sell any equity (including common stock, preferred stock or restricted stock) or other securities, including options or debt that is convertible or exchangeable into equity or that includes an equity component, Bear State must first be afforded the opportunity to acquire its pro rata share of such offered securities for the same price (net of any underwriting discounts or sales commissions) and on the same terms as proposed to be offered to others.

Registration Rights.  The Investment Agreement provides Bear State with certain demand and piggyback registration rights, as more fully described in the Investment Agreement.

Indemnification.  Pursuant to the terms of the Investment Agreement, following the closing of Bear State’s purchase of the Private Placement Shares and Investor Warrant, the Company and the Bank have agreed to indemnify Bear State and its affiliates (including officers, directors, partners, members and employees) from losses arising out of breaches of agreements or covenants made by the Company or the Bank, and any legal proceeding relating to the Investment Agreement or the transactions contemplated by the Investment Agreement (including the rights offering).  Following the closing of Bear State’s purchase of the Private Placement Shares and Investor Warrant, Bear State has agreed to indemnify the Company and the Bank (including officers, directors, partners, members and employees) from losses arising out of breaches of agreements or covenants made by Bear State.

Representations and Warranties.  The Investment Agreement contains representations and warranties by the Company and the Bank, including, among others, with respect to: corporate organization and authority, capitalization, third party and governmental consents and approvals, financial statements, reports and regulatory matters, properties and leases, taxes, absence of certain changes, undisclosed liabilities, commitments and contracts, authorization of shares to be purchased, litigation, compliance with law, labor and benefit plans, risk management, agreements with regulatory agencies, environmental liability, their loan portfolio, insurance, intellectual property, their knowledge as to conditions, related party transactions and customer relationships; and representations and warranties by Bear State, including, among others, with respect to: organization and authority, its purchase of the Company’s common stock and warrant as an investment, its financial capability and its knowledge as to conditions.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference. The Investment Agreement and the above description of the Investment Agreement have been included to provide information regarding the terms of the Investment Agreement.  It is not intended to provide any other factual information about the Company, the Bank, or their affiliates.  The Investment Agreement contains representations and warranties of each of the Company and the Bank, on the one hand, and Bear State, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Investment Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Investment Agreement.  Moreover, the representations and warranties in the Investment Agreement were used for the purpose of allocating risk between the Company and the Bank, on the one hand, and Bear State, on the other hand.  Accordingly, you should read the representations and warranties in the Investment Agreement not in isolation but only in conjunction with the other information about the Company and the Bank contained in statements and other filings they make with the Securities and Exchange Commission.

Item 3.02.      Unregistered Sale of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the Private Placement Shares, the Investor Warrant and shares of common stock purchased by Bear State as a result of unsubscribed Rights, each as contemplated by the Investment Agreement, are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.  The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Private Placement Shares, the Investor Warrant or shares of common stock purchased by Bear State as a result of unsubscribed Rights, each as contemplated by the Investment Agreement, and is not offering securities to the public in connection with this issuance and sale.

Cautionary Statement

The issuance of the securities in the transactions described in this Form 8-K have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This Form 8-K may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.  Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management.  The Company’s actual results may differ materially from those contemplated by the forward-looking statements.  The Company cautions you therefore against relying on any of these forward-looking statements.  These statements are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inability to complete the investment and recapitalization transactions contemplated by the agreement with Bear State; inability to continue as a going concern; management’s ability to effectively execute the Company’s business plan; inability to raise additional capital on acceptable terms, or at all; inability to achieve the higher minimum capital ratios that the Bank has agreed to maintain with the OTS; inability to receive dividends from the Bank and to satisfy obligations as they become due; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; costs and effects of legal and regulatory developments, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s common stock on The NASDAQ Global Market; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices.  In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2009.  The Company cautions that the foregoing factors are not exclusive.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 8.01.      Other Events.

On January 28, 2011, the Company issued a Press Release relating to the entry into the Investment Agreement, which is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

10.1	Investment Agreement dated as of January 27, 2011, by and among First Financial Bancshares of Arkansas, Inc., First Federal Bank and Bear State Financial Holdings, LLC.

99.1	Press Release dated January 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ LARRY J. BRANDT
Name:	Larry J. Brandt
Title:	President and Chief Executive Officer

Date:  January 28, 2011